Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2018 RESULTS

•	First quarter comparable store sales increase of 3.4%

•	28% increase in first quarter diluted earnings per share to $3.61

Springfield, MO, April 25, 2018 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenues and earnings for its first quarter ended March 31, 2018.

1st Quarter Financial Results
Greg Henslee, O’Reilly’s CEO commented, “Our Team’s dedication to excellent customer service drove a 3.4% increase in comparable store sales, which was above the mid-point of our guidance for the first quarter, and our relentless focus on profitable growth translated this top-line performance into a 5% increase in operating profit dollars and a 28% increase in diluted earnings per share for the first quarter. I would like to thank Team O’Reilly for their hard work and unwavering commitment to providing unsurpassed levels of service to our customers every day and for their contributions to our ongoing success.”

Sales for the first quarter ended March 31, 2018, increased $126 million, or 6%, to $2.28 billion from $2.16 billion for the same period one year ago. Gross profit for the first quarter increased to $1.20 billion (or 52.6% of sales) from $1.13 billion (or 52.5% of sales) for the same period one year ago, representing an increase of 6%. Selling, general and administrative expenses for the first quarter increased to $778 million (or 34.1% of sales) from $728 million (or 33.8% of sales) for the same period one year ago, representing an increase of 7%. Operating income for the first quarter increased to $423 million (or 18.5% of sales) from $403 million (or 18.7% of sales) for the same period one year ago, representing an increase of 5%.

Net income for the first quarter ended March 31, 2018, increased $40 million, or 15%, to $305 million (or 13.4% of sales) from $265 million (or 12.3% of sales) for the same period one year ago. Diluted earnings per common share for the first quarter increased 28% to $3.61 on 85 million shares versus $2.83 on 93 million shares for the same period one year ago.

Mr. Henslee concluded, “We believe the long-term drivers for demand in our industry remain intact, including a growing and aging vehicle fleet that is driven over three trillion miles each year; but more importantly, we are very confident in our ability to continue to gain market share by providing consistently high levels of service to our customers, and we are well positioned to build on the improved trends we drove in the first quarter.”

Share Repurchase Program
During the first quarter ended March 31, 2018, the Company repurchased 2.2 million shares of its common stock, at an average price per share of $251.08, for a total investment of $549 million. Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.4 million shares of its common stock, at an average price per share of $235.25, for a total investment of $87 million. The Company has repurchased a total of 68.8 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $140.55, for a total aggregate investment of $9.67 billion. As of the date of this release, the Company had approximately $1.08 billion remaining under its current share repurchase authorizations.

1st Quarter Comparable Store Sales Results
Comparable store sales are calculated based on the change in sales for stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members. Comparable store sales increased 3.4% for the first quarter ended March 31, 2018, on top of 0.8% for the same period one year ago.

2nd Quarter and Updated Full-Year 2018 Guidance
The table below outlines the Company’s guidance for selected second quarter and updated full-year 2018 financial data:

	For the Three Months Ending June 30, 2018	For the Year Ending December 31, 2018
Comparable store sales	2% to 4%	2% to 4%
Total revenue		$9.4 billion to $9.6 billion
Gross profit as a percentage of sales		52.5% to 53.0%
Operating income as a percentage of sales		18.5% to 19.0%
Effective income tax rate		23% to 24%
Diluted earnings per share (1)	$3.95 to $4.05	$15.30 to $15.40
Capital expenditures		$490 million to $520 million
Free cash flow (2)		$1.1 billion to $1.2 billion

(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.

(2)	Calculated as net cash provided by operating activities, less capital expenditures and excess tax benefit from share-based compensation payments for the period.

Non-GAAP Information
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation and rent (“EBITDAR”) and free cash flow. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.

Earnings Conference Call Information
The Company will host a conference call on Thursday, April 26, 2018, at 10:00 a.m. Central Time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 619-6397; the conference call identification number is 46648810. A replay of the conference call will be available on the Company’s website through Thursday, April 25, 2019.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.oreillyauto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of March 31, 2018, the Company operated 5,097 stores in 47 states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, the impact of the U.S. Tax Cuts and Jobs Act, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2017, for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contact
Mark Merz (417) 829-5878

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2018	March 31, 2017	December 31, 2017
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$38,525	$27,539	$46,348
Accounts receivable, net	224,386	195,651	216,251
Amounts receivable from suppliers	78,232	71,157	76,236
Inventory	3,052,748	2,872,646	3,009,800
Other current assets	52,520	38,540	49,037
Total current assets	3,446,411	3,205,533	3,397,672

Property and equipment, at cost	5,292,431	4,935,126	5,191,135
Less: accumulated depreciation and amortization	1,902,668	1,760,476	1,847,329
Net property and equipment	3,389,763	3,174,650	3,343,806

Goodwill	789,104	785,568	789,058
Other assets, net	41,379	37,973	41,349
Total assets	$7,666,657	$7,203,724	$7,571,885

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,222,785	$2,987,996	$3,190,029
Self-insurance reserves	74,826	70,479	71,695
Accrued payroll	84,579	75,762	77,147
Accrued benefits and withholdings	62,435	49,081	69,308
Income taxes payable	66,618	89,640	—
Other current liabilities	236,938	232,805	239,187
Total current liabilities	3,748,181	3,505,763	3,647,366

Long-term debt	3,193,066	1,977,539	2,978,390
Deferred income taxes	89,776	92,610	85,406
Other liabilities	211,806	205,216	207,677

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
82,267,885 as of March 31, 2018,
91,320,866 as of March 31, 2017, and
84,302,187 as of December 31, 2017	823	913	843
Additional paid-in capital	1,247,366	1,331,416	1,265,043
Retained (deficit) earnings	(824,361)	90,267	(612,840)
Total shareholders’ equity	423,828	1,422,596	653,046

Total liabilities and shareholders’ equity	$7,666,657	$7,203,724	$7,571,885
Note: The balance sheet at December 31, 2017, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017
Sales	$2,282,681	$2,156,259
Cost of goods sold, including warehouse and distribution expenses	1,081,423	1,025,112
Gross profit	1,201,258	1,131,147

Selling, general and administrative expenses	778,412	727,990
Operating income	422,846	403,157

Other income (expense):
Interest expense	(28,217)	(19,404)
Interest income	572	706
Other, net	205	765
Total other expense	(27,440)	(17,933)

Income before income taxes	395,406	385,224
Provision for income taxes	90,500	120,290
Net income	$304,906	$264,934

Earnings per share-basic:
Earnings per share	$3.65	$2.88
Weighted-average common shares outstanding – basic	83,530	92,001

Earnings per share-assuming dilution:
Earnings per share	$3.61	$2.83
Weighted-average common shares outstanding – assuming dilution	84,523	93,495

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended March 31,
	2018	2017

Operating activities:
Net income	$304,906	$264,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	69,920	57,008
Amortization of debt discount and issuance costs	795	642
Deferred income taxes	4,370	2,611
Share-based compensation programs	5,176	5,428
Other	2,244	1,810
Changes in operating assets and liabilities:
Accounts receivable	(10,421)	219
Inventory	(42,643)	(93,167)
Accounts payable	32,756	51,230
Income taxes payable	79,380	116,009
Other	(14,206)	(30,024)
Net cash provided by operating activities	432,277	376,700

Investing activities:
Purchases of property and equipment	(114,843)	(110,632)
Proceeds from sale of property and equipment	752	245
Other	(375)	(636)
Net cash used in investing activities	(114,466)	(111,023)

Financing activities:
Proceeds from borrowings on revolving credit facility	755,000	482,000
Payments on revolving credit facility	(541,000)	(392,000)
Repurchases of common stock	(549,450)	(490,330)
Net proceeds from issuance of common stock	11,972	15,750
Other	(2,156)	(156)
Net cash used in financing activities	(325,634)	(384,736)

Net decrease in cash and cash equivalents	(7,823)	(119,059)
Cash and cash equivalents at beginning of the period	46,348	146,598
Cash and cash equivalents at end of the period	$38,525	$27,539

Supplemental disclosures of cash flow information:
Income taxes paid	$7,939	$—
Interest paid, net of capitalized interest	48,763	31,954

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Unaudited)

		For the Twelve Months Ended March 31,
Adjusted Debt to EBITDAR:		2018	2017
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$3,193,066	$1,977,539
Add:	Letters of credit	36,943	41,196
	Discount on senior notes	3,548	3,002
	Debt issuance costs	13,386	9,459
	Six-times rent expense	1,810,932	1,729,020
Adjusted debt		$5,057,875	$3,760,216

GAAP net income		$1,173,776	$1,047,251
Add:	Interest expense	100,162	75,514
	Provision for income taxes	474,210	569,590
	Depreciation and amortization	246,757	222,096
	Share-based compensation expense	19,149	19,109
	Rent expense	301,822	288,170
EBITDAR		$2,315,876	$2,221,730

Adjusted debt to EBITDAR		2.18	1.69

	March 31,
	2018	2017
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.4	1.5
Average inventory per store (in thousands) (2)	$599	$588
Accounts payable to inventory (3)	105.6%	104.0%
Return on assets (4)	15.6%	14.4%

		For the Three Months Ended March 31,
		2018	2017
Reconciliation of Free Cash Flow (in thousands):
Cash provided by operating activities		$432,277	$376,700
Less:	Capital expenditures	114,843	110,632
	Excess tax benefit from share-based compensation payments	6,318	23,314
Free cash flow		$311,116	$242,754

Store and Team Member Information:

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2018	2017	2018	2017
Beginning store count	5,019	4,829	4,888	4,623
New stores opened	78	60	216	220
Stores acquired	—	—	—	48
Stores closed	—	(1)	(7)	(3)
Ending store count	5,097	4,888	5,097	4,888

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2018	2017	2018	2017
Total employment	76,946	75,108
Square footage (in thousands)	37,339	35,573
Sales per weighted-average square foot (5)	$61.15	$60.53	$248.58	$249.47
Sales per weighted-average store (in thousands) (6)	$447	$440	$1,814	$1,813

(1)    Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.

(2) Calculated as inventory divided by store count at the end of the reported period.
(3) Calculated as accounts payable divided by inventory.
(4)    Calculated as net income for the last 12 months divided by average total assets. Average total assets is calculated as the average of total assets for the trailing four quarters used in determining the denominator.

(5)    Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions or closures.

(6)    Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions or closures.